UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2019

TREMONT MORTGAGE TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38199	82-1719041
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8317

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	TRMT	The Nasdaq Stock Market LLC

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Tremont Mortgage Trust and / or its applicable wholly owned subsidiary.

Item 1.01.  Entry into a Material Definitive Agreement.

On May 1, 2019, we amended one of the agreements governing our master repurchase facility with Citibank, N.A., as lender, to increase the maximum amount available for advancement to us under that facility from $210.0 million to $250.0 million and, on May 3, 2019, we also amended the agreement governing our subordinated, unsecured credit facility with our manager, Tremont Realty Advisors, LLC, as lender, to increase the maximum amount available for borrowing by us under that facility from $25.0 million to $50.0 million.

The foregoing description of the amendments to the agreements governing our master repurchase facility with Citibank, N.A. and our subordinated, unsecured credit facility with our manager is not complete and is qualified in its entirety by reference to the full text of the amendments to the applicable agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. For example:

•      Continued availability of financing under our master repurchase facility is subject to our satisfying certain financial covenants and other conditions that we may be unable to satisfy,

•                  Financing for floating rate mortgages and other related assets that we may seek to sell pursuant to our master repurchase facility is subject to approval by Citibank, N.A., which approval we may not obtain, and

•                  Our ability to obtain additional financing under our master repurchase facility is contingent upon our ability to effectively originate additional investments. However, we cannot be sure that we will be able to use our master repurchase facility as we expect or effectively originate additional investments in the near future or at all.

The information contained elsewhere in our filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in our periodic reports, or incorporated therein, identifies other important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon our forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Third Amendment to Fee Agreement, dated May 1, 2019, among Citibank, N.A., TRMT CB Lender LLC and Tremont Mortgage Trust. (Filed herewith.)

10.2	Amendment No. 1 to Credit Agreement, dated May 3, 2019, between Tremont Mortgage Trust and Tremont Realty Advisors LLC. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMONT MORTGAGE TRUST

By:	/s/ G. Douglas Lanois
Name:	G. Douglas Lanois
Title:	Chief Financial Officer and Treasurer

Date: May 3, 2019